POWER OF ATTORNEY

The undersigned officers and trustees of FRANKLIN TEMPLETON ETF TRUST, a Delaware statutory trust (the "Registrant"), hereby appoint BRUCE G. LETO, J. STEPHEN FEINOUR, JR., ALISON M FULLER, CRAIG S. TYLE, ALISON E. BAUR, NAVID TOFIGH AND LORI WEBER (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of BrandywineGLOBAL - Dynamic US Large Cap Value Fund and Martin Currie International Sustainable Equity Fund, each a series of Legg Mason Global Asset Management Trust, with and into BrandywineGLOBAL - Dynamic US Large Cap Value ETF and Martin Currie Sustainable International Equity ETF, respectively, each a series of the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 2nd day of March 2022.

/s/ Patrick O’Connor	/s/ Rohit Bhagat
Patrick O’Connor	Rohit Bhagat
President and Chief Executive Officer-Investment Management	Trustee

/s/ Jennifer M. Johnson	/s/ Deborah D. McWhinney
Jennifer M. Johnson	Deborah D. McWhinney
Trustee	Trustee

/s/ Anantha K. Pradeep	/s/ Matthew T. Hinkle
Anantha K. Pradeep	Matthew T. Hinkle
Trustee	Chief Executive Officer-Finance and Administration

/s/ Vivek Pai
Vivek Pai
Chief Financial Officer and Chief Accounting Officer